UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2015

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 E. Middlefield Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2015, Omnicell, Inc. (the “Company”) announced that Peter Kuipers, age 43, has been appointed Executive Vice President and Chief Financial Officer of the Company, effective August 24, 2015. A press release announcing the change in the Chief Financial Officer position is attached as Exhibit 99.1 hereto and incorporated herein by reference. From December 2014 to May 2015, Mr. Kuipers served as Senior Vice President and Chief Financial Officer of Quantcast Corp., a global technology company that specializes in digital audience measurement and real-time advertising. From May 2013 to December 2014, Mr. Kuipers served as Executive Vice President and Chief Financial Officer of The Weather Company, a media and global technology leader operating The Weather Channel, weather.com, wunderground.com and its professional services division WSI. From September 2009 to April 2013, Mr. Kuipers served in various financial management positions at Yahoo! Inc., a global internet technology company, most recently as Vice President, Finance-Americas. Prior to Yahoo!, Mr. Kuipers served in Senior Financial leadership roles at Altera Corp., General Electric Company and Akzo Nobel. He started his career with Ernst & Young in the Netherlands and Seattle, Washington. Mr. Kuipers received a Master’s Degree in Economics and Business Administration from Maastricht University and is a Chartered Accountant in the Netherlands.

Mr. Kuipers will be compensated at an initial base salary of $370,000 per annum, and will receive, upon approval by the Company’s Board of Directors or a committee thereof, (i) an option to purchase up to 37,500 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, which option shall vest over a four-year period, with a one-year cliff and (ii) an award of 22,500 shares of restricted stock units, which will vest in equal increments every 6 months on June 15 and December 15 over a four-year vesting period.  Mr. Kuipers also will be eligible to participate in the Omnicell 2010 Quarterly Executive Bonus Plan wherein he may receive cash bonuses of up to 50% of his annual base salary based on the achievement of Company and personal performance objectives, subject to changes at the discretion of the Company. Mr. Kuipers may also be eligible to participate, on a pro-rata basis, in the Company’s 2015 Over Achievement Bookings Bonus, to be determined based on the overachievement of the Company’s bookings.

In addition, Mr. Kuipers is eligible for certain severance benefits set forth in the Company’s executive Change in Control Agreement and Amended and Restated Severance Benefits Plan, and indemnity protection under an indemnity agreement.

In connection with and effective upon Mr. Kuipers’ appointment, Robin G. Seim will step down from his role as the Company’s Chief Financial Officer and will remain as the Company’s Executive Vice President, International and Global Quality and Manufacturing.

The description of the compensation arrangements contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the offer letter entered into by and between the Company and Mr. Kuipers, including any exhibits thereto, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2015.

Item 9.01.  Financial Statements and Exhibits.

(d)                       Exhibits.

Exhibit Number	Description
99.1	Press Release entitled “Omnicell Appoints Peter Kuipers as Chief Financial Officer” dated August 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: August 20, 2015	By:	/s/ Dan S. Johnston
Dan S. Johnston, Executive Vice President, Chief Legal & Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release entitled “Omnicell Appoints Peter Kuipers as Chief Financial Officer” dated August 20, 2015